Exhibit 1

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to file a definitive proxy statement and accompanying form of proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the 2026 annual meeting of stockholders of OraSure Technologies, Inc. (the “Company”).

The “Participants” in this proxy solicitation are currently: (i) Altai Capital Management, L.P. (“Altai Investment Manager”), (ii) Altai Capital Management, LLC (“IMGP”), (iii) Altai Capital Osprey, LLC (“Osprey”), (iv) Rishi Bajaj (“Mr. Bajaj”) and (v) John Bertrand (“Mr. Bertrand”).

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), in the aggregate, 3,613,836 shares of common stock, par value $0.000001 per share, of the Company (the “Common Stock”) (including the 100 shares of Common Stock held in record name by Osprey). Of the 3,613,836 shares of Common Stock (including the 100 shares of Common Stock held in record name by Osprey) beneficially owned in the aggregate by the Participants (i) 100 shares of Common Stock are directly owned in record name by Osprey and (ii) 3,613,736 shares of Common Stock are held in certain managed accounts (the “Managed Accounts”). By virtue of being the investment manager of Osprey and the Managed Accounts, Altai Investment Manager may be deemed to beneficially own 3,613,836 shares of Common Stock (including the 100 shares of Common Stock held in record name by Osprey). By virtue of being the general partner of Altai Investment Manager, IMGP may be deemed to beneficially own 3,613,836 shares of Common Stock (including the 100 shares of Common Stock held in record name by Osprey). By virtue of being the President and Chief Investment Officer of Altai Investment Manager, Mr. Bajaj may be deemed to beneficially own 3,613,836 shares of Common Stock (including the 100 shares of Common Stock held in record name by Osprey). Mr. Bertrand does not own any shares of Common Stock.